CHINA YOUTV CORP.


FORM 8-K
( Current report filing )


Filed 08/31/09 for the Period Ending 08/31/09


Telephone	861059212300

CIK		0001329136

Symbol		CYTV

SIC Code	1000 - Metal Mining

Industry	Gold & Silver

Sector		Basic Materials

Fiscal Year	06/30


UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report ( Date of Earliest Event Reported ) : August 31, 2009


CHINA YOUTV CORPORATION
( Exact name of registrant as specified in its charter )

Nevada
( State or Other Jurisdiction of Incorporation )

333 - 130767
( Commission File Number )

N/A
( I. R. S. Employer Identification No. )

8th floor, MeiLinDaSha, Ji 2, GongTi Road, East, Beijing, China 10027 ( Address of principal executive offices, including zip code. )

(8610) 5921-2300
( Registrant's Telephone Number, Including Area Code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CRF 240.14d-2(b) )
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CRF 240.13e-4(c) )




Item 5.02  Departure of Directors or Certain Officers;
Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Effective as of August 24, 2009, Mr. John Sadowski resigned as a Director and President of the Company. The Board of Directors appointed Brian Stewart as Director and President of the Company.

Brian Stewart, 42, has a Bachelor of Arts degree from Simon
Fraser University, majoring in Political Science. He also attended British Columbia's Institute of Technology where he studied Natural Resource Management. Mr. Stewart has over ten years of mining industry experience as he has worked for Teck Cominco and several TSX Venture Exchange companies in a variety of roles on assignments in Canada, the United States and throughout Latin America. He has lived in Honduras in Peru as a project manager for a Vancouver exploration company. For the past five years Mr.
Stewart has been gaining experience in corporate finance, merger and acquisitions and public company restructuring.
He has served as an Officer and Director to publicly traded companies listed in Canada and the United States.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


			 China YouTV Corp.
		By :  /s/  Michael Lee
		           Michael Lee
				 Secretary & Director

August 31, 2009